UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 2054

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 438-9132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01          Entry into a Material Definitive Agreement.

On October 20, 2021, CLS Holdings USA, Inc. (“CLS” or the “Company”) entered into a Management Services Agreement through a joint venture entity, Kealii Okamalu, LLC, a Nevada limited liability company (“Kealii Okamalu”), with CSI Health MCD LLC (“CSI”) and a commission established by the authority of the Tribal Council of the Fort McDermitt Paiute and Shoshone Tribe (“Tribe”). CLS owns half of Kealii Okamalu.

Pursuant to the Management Services Agreement, Kealii Okamalu will lease approximately 30 acres of the Tribe’s land located along the Quinn River and manage the design, finance and construction of a cannabis cultivation facility on such tribal lands (“the Cultivation Facility”). Kealii Okamalu will also manage the ongoing operations of the Cultivation Facility and related business, including, but not limited to, cultivation of cannabis crops, personnel staffing, product packaging, testing, marketing and sales. Packaged products will be branded as “Quinn River Farms.” CLS and its joint venture partner in Kealii Okamalu will each contribute $3 million towards the construction of the Cultivation Facility and the working capital for the business. CLS is entitled to receive 16.67% of the net profit of the business together with the return of its $3 million investment, which will be repaid over two years.

Under the Management Services Agreement, CLS has the right to purchase cannabis flower and the business’s cannabis trim.

The foregoing description of the Management Services Agreement is a summary description of the material terms thereof and is qualified in its entirety by reference to the full text of the Management Services Agreement attached hereto and filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1*	Management Services Agreement dated October 20, 2021, by and among Kealii Okamalu, LLC, CSI Health MCD LLC, and the Fort McDermitt Cannabis Commission.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain confidential information contained in this agreement has been omitted because it is not material and is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: October 26, 2021	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer